Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXX) pertaining to the Cowen Group, Inc. 2006 Equity and Incentive Plan of our report dated May 8, 2006, except for Note 18, as to which the date is July 11, 2006, with respect to the combined financial statements of Cowen Group, Inc. included in the prospectus, dated July 12, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
July 14, 2006